Lithia Announces Acquisition of Acura Store

MEDFORD, OR -- (Marketwired - August 25, 2015) - Lithia Motors, Inc. (NYSE: LAD) has acquired Acura of Honolulu. The store will add $50 million in estimated annual revenues.

Bryan DeBoer, President and Chief Executive Officer, commented, "We are pleased to be growing in Hawaii. This is our fourth store in the state and the only Acura store on Oahu, an island with a population of nearly a million people. This is our second Honda / Acura store in the market, and along with Island Honda of Maui will strengthen our presence in the market."

About Lithia
Lithia Motors, Inc. is one of the largest automotive retailers in the United States. Lithia sells 31 brands of new vehicles and all brands of used vehicles at 131 stores in 14 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Chief Accounting Officer
(541) 618-5748